Exhibit 24.1

DIRECTOR AND/OR OFFICER OF

OMNOVA SOLUTIONS INC.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of OMNOVA Solutions Inc., an Ohio corporation (the “Company”), hereby constitutes and appoints Michael E. Hicks, James C. LeMay and Kristine C. Syrvalin, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain debt and equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 24th day of November 2008.

/s/ Kevin M. McMullen	/s/ Michael E. Hicks	/s/ Edward P. Campbell
Kevin M. McMullen Chairman, Chief Executive Officer and President	Michael E. Hicks Senior Vice President and Chief Financial Officer	Edward P. Campbell Director

/s/ David J. D’Antoni	/s/ Steven W. Percy	/s/ William R. Seelbach
David J. D’Antoni Director	Steven W. Percy Director	William R. Seelbach Director

/s/ Robert A. Stefanko	/s/ Larry B. Porcellato	/s/ Michael J. Merriman
Robert A. Stefanko Director	Larry B. Porcellato Director	Michael J. Merriman Director